================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                     February 12, 1999 (December 2, 1998)


                            TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



         California                                     000-23195                             94-3145844
(State or other jurisdiction of                       (Commission                  (IRS Employer Identification No.)
       incorporation)                                 File Number)

    1350 Treat Boulevard, Suite 250                                                             94596
       Walnut Creek, California                                                              (Zip Code)
(Address of principal executive offices)
                                                    (925) 937-3950
                                 (Registrant's telephone number, including area code)

===============================================================================

This amends the Form 8-K filed on December 17, 1998 to provide financial statements and pro forma financial information.

Item 7.  Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

       MIDAS Computer Software Limited
       Report of Independent Auditors
       Balance Sheets as of February 28, 1998 and November 29, 1998 (unaudited) Statements of Income for the year ended February 28, 1998 and the period from March 1, 1998 to November 29, 1998 (unaudited)
       Statement of Shareholders' Equity for the year ended February 28, 1998 and the period from March 1, 1998 to November 29, 1998 (unaudited)
       Statements of Cash Flows for the year ended February 28, 1998 and the period from March 1, 1998 to November 29, 1998 (unaudited)
       Notes to Financial Statements for the year ended February 28, 1998

(b)    Pro forma financial information.

       Introduction
       Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998
            (unaudited)
       Pro Forma Condensed Consolidated Statement of Income for the twelve months ended September 30, 1998 (unaudited)
       Notes to Pro Forma Condensed Consolidated Financial Information
            (unaudited)


(c)    Exhibits.

Exhibit No.         Description
-----------         -----------

23.1                Consent of Grant Thornton, independent accountants.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 TIER TECHNOLOGIES, INC.



                         By: /s/ GEORGE K. ROSS
                            ----------------------------------------------------
                            George K. Ross
                            Executive Vice President and Chief Financial Officer


Date:  February 12, 1999

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
MIDAS Computer Software Limited


We have audited the accompanying balance sheet of MIDAS Computer Software Limited as of February 28, 1998 and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIDAS Computer Software Limited as of February 28, 1998 and the results of its operations and its cash flows for the year then ended in conformity with United States generally accepted accounting principles.


/s/ Grant Thornton

Grant Thornton
Chartered Accountants
Birmingham, England

January 29, 1999

                        MIDAS COMPUTER SOFTWARE LIMITED
                                 BALANCE SHEETS



                                                            November 29, 1998
                                                                    Unaudited     February 28, 1998
Assets
Current assets:
  Cash                                                             $  120,942            $      476
  Inventories                                                               -                 6,628
  Accounts receivable                                               1,114,345             2,252,858
  Prepaid expenses                                                     74,110                30,758
                                                                   ----------            ----------
Total current assets                                                1,309,397             2,290,720

Motor vehicles and equipment, net                                     477,349               357,669
Cost in excess of net assets acquired, net                             51,997                51,868
Investment                                                                  -                     2
                                                                   ----------            ----------
Total assets                                                       $1,838,743            $2,700,259
                                                                   ==========            ==========
Liabilities and Shareholders' Equity
Current liabilities:
  Cash overdraft                                                   $        -            $  287,880
  Accounts payable                                                    477,310               724,155
  Accrued and other liabilities                                       399,171               404,403
  Debt financing loan                                                 552,935               920,092
                                                                   ----------            ----------
Total current liabilities                                           1,429,416             2,336,530

Other liabilities                                                     238,666               192,767

Commitments and contingencies                                               -                     -

Shareholders' equity:
  Ordinary shares -- (Pounds)1 per share
  50,000 shares authorized, 35,000 issued and                          53,582                53,582
    outstanding
  Retained earnings                                                   111,900               112,629
  Cumulative foreign currency translation adjustment                    5,179                 4,751
                                                                   ----------            ----------
Total shareholders' equity                                            170,661               170,962
                                                                   ----------            ----------

Total liabilities and shareholders' equity                         $1,838,743            $2,700,259
                                                                   ==========            ==========

   The accompanying notes are an integral part of these financial statements.

                        MIDAS COMPUTER SOFTWARE LIMITED
                              STATEMENTS OF INCOME



                                                                    Period from
                                                                   March 1, 1998
                                                                   to November 29,                  Year ended
                                                                        1998                       February 28,
                                                                      Unaudited                       1998
Revenue                                                              $4,617,496                     $5,148,706

Cost of revenue                                                       1,988,472                      2,751,868
                                                                     -----------                    ----------
Gross profit                                                          2,629,024                      2,396,838

Operating expenses:
General and administrative                                            2,518,372                      2,098,679
Depreciation and amortization                                            94,286                         53,654
                                                                     -----------                    ----------

Income from operations                                                   16,366                        244,505

Interest expense                                                         15,279                         26,604
                                                                     -----------                    ----------

Income before income taxes                                                1,087                        217,901

Income tax provision                                                      1,816                         48,061
                                                                     -----------                    ----------

Net income (loss)                                                    $     (729)                    $  169,840
                                                                     ===========                    ==========

Net income (loss) per share--Basic and Dilutive                      $    (0.02)                    $     4.85
                                                                     ===========                    ==========

Weighted average number of shares outstanding--Basic and Dilutive        35,000                         35,000
                                                                     ===========                    ==========



   The accompanying notes are an integral part of these financial statements.

                        MIDAS COMPUTER SOFTWARE LIMITED
                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                   Cumulative                             Total
                                                  Ordinary                            Foreign          Retained       Shareholders'
                                                   Shares            Amount          Currency          Earnings          Equity
                                                                                  Translation
                                                                                   Adjustment
March 1, 1997                                      35,000           $ 53,582         $ 3,097           $  8,301          $ 64,980

Net income                                              -                  -               -            169,840           169,840

Dividends paid                                          -                  -               -            (65,512)          (65,512)

Foreign currency translation adjustment                 -                  -           1,654                  -             1,654
                                                  -------           --------         -------           --------          --------
February 28, 1998                                  35,000             53,582           4,751            112,629           170,962

Net income (unaudited) for the period from
  March 1, 1998 to November 29, 1998                    -                  -               -               (729)             (729)

Foreign currency translation adjustment
  (unaudited)                                           -                  -             428                  -               428
                                                  -------           --------         -------           --------          --------
November 29, 1998 (unaudited)                      35,000           $ 53,582         $ 5,179           $111,900          $170,661
                                                  =======           ========         =======           ========          ========

    The accompanying notes are an integral part of this financial statement.

                        MIDAS COMPUTER SOFTWARE LIMITED
                            STATEMENTS OF CASH FLOWS

                                                                                Period from
                                                                              March 1, 1998
                                                                                to November          Year ended
                                                                                   29, 1998        February 28,
                                                                                  Unaudited                1998
Cash flows from operating activities:
Net income (loss)                                                               $      (729)        $   169,840
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Gain on sale of fixed assets                                                          1,279               4,062
Depreciation and amortization                                                        94,286              53,654
Deferred tax expense                                                                      -               9,525
                                                                                -----------         -----------
                                                                                     94,836             237,081
Changes in assets and liabilities:
Accounts receivable                                                               1,150,848          (1,517,669)
Inventories                                                                           6,683              (6,592)
Other assets                                                                        (43,529)             67,903
Accounts payable                                                                   (250,109)            268,845
Accrued and other liabilities                                                      (332,170)            938,639
                                                                                -----------         -----------
Net cash provided by (used in) operating activities                                 626,559             (11,793)

Cash flows from investing activities:
Capital expenditures                                                               (215,053)           (256,481)
Investment                                                                                -                  (2)
                                                                                -----------         -----------
Net cash used in investing activities                                              (215,053)           (256,483)
                                                                                -----------         -----------
Cash flows from financing activities:
Dividends paid                                                                            -             (65,512)
Cash overdraft                                                                     (290,293)            286,341
                                                                                -----------         -----------
Net cash provided by (used in) financing activities                                (290,293)            220,829
                                                                                -----------         -----------
                                                                                    121,213             (47,447)

Effects of exchange rate on cash                                                       (747)                  3
                                                                                -----------         -----------
Net increase (decrease) in cash and cash equivalents                                120,466             (47,444)

Cash at beginning of year                                                               476              47,920
                                                                                -----------         -----------
Cash at end of year                                                             $   120,942         $       476
                                                                                ===========         ===========
Supplemental disclosure of cash flow information
    Cash paid during the period for:
        Interest                                                                $    15,279         $    26,604
        Income taxes                                                                 22,275              23,640
                                                                                ===========         ===========

   The accompanying notes are an integral part of these financial statements.

                        MIDAS COMPUTER SOFTWARE LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED FEBRUARY 28, 1998


1.   Business and Significant Accounting Policies

Organization and Basis of Presentation

The company is principally engaged in computer software development, installation and consultancy.

MIDAS Computer Software Limited was incorporated on February 29, 1996 under the laws of England and Wales as a private limited company.

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP).

The financial statements do not comprise statutory accounts of MIDAS Computer Software Limited within the meaning of section 240 of the Companies Act 1985, as amended, of Great Britain.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenue is derived from time and material contracts and recognized during the period in which the services are provided.

Inventory

Inventories are stated at the lower of cost and net realisable value.

Income Tax

Income taxes are computed using the liability method, in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Under this method, deferred income tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws.

Net Income Per Share

The Company computes net income per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128") and Securities and Exchange Commission Staff Accounting Bulletin No. 98 ("SAB 98"). Under FAS 128, basic net income per share is computed by dividing the net income available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of unvested restricted common stock, incremental common shares issuable upon the exercise of stock options and warrants and upon conversion of preferred stock, are included in diluted net income per share to the extent such shares are dilutive.

                        MIDAS COMPUTER SOFTWARE LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1998


Foreign Currency Translation

The Company maintains its accounting records in its local currency, Great Britain, sterling pounds. The financial statements have been presented herein, converted to United States dollars and the effect of the foreign currency translation is reflected as a component of shareholders' equity in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation".

Concentration of Credit Risks

Financial instruments that potentially subject the Company to significant levels of credit risk are accounts receivable. The Company extends credit based on the evaluation of its clients' financial condition. The Company's historical credit losses have not been significant.

Impact of Recently Issued Accounting Standards

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income", which is effective for fiscal years beginning after December 15, 1997. The Statement addresses the reporting and displaying of comprehensive income and its components. The adoption of SFAS No. 130 relates to disclosure within the financial statements and is not expected to have a material effect on the Company's financial statements.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for fiscal years beginning after December 15, 1997. The Statement changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports. Adoption of SFAS No. 131 is not expected to have a material effect on the Company's financial statements.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal years beginning after June 15, 1999. The new standard requires that all companies record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Management is currently assessing whether there will be any impact of SFAS No. 133 on the Company's consolidated financial statements upon adoption, which is required in October 1999.

Fair Value of Financial Instruments

The carrying amount of cash and receivables approximates fair value because of their short-term nature. The fair value of the Company's credit line and debt financing loan are based on current rates at which the Company could borrow funds with similar maturities.

Cash and Cash Equivalents

Cash and cash equivalents include cash and short-term investments with original maturities of not more than 90 days.

                        MIDAS COMPUTER SOFTWARE LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1998

2.   Motor vehicles and equipment

Motor vehicles, fixtures and fittings and computer equipment are recorded at cost. Depreciation is provided using the reducing balance method at 25% for motor vehicles. The straight line method is used for fixtures and fittings and computer equipment over their estimated useful lives. The assets, stated at cost, were as follows:

                                                       February 28, 1998
                                                            Audited
                                                        GBP             USD
Computer equipment                                     30,966          50,989
Fixtures and fittings                                  16,961          27,928
Motor vehicles                                        186,269         306,711
                                                      -------         -------
                                                      234,196         385,628
Less: accumulated depreciation                        (16,980)        (27,959)
                                                      -------         -------
                                                      217,216         357,669
                                                      =======         =======

Depreciation expense for the year ended February 28, 1998 was (Pounds)31,010 (USD 50,788).

3.    Cost in excess of net assets acquired

Purchased goodwill is recorded at cost. Amortization is provided using the straight line method over the estimated useful economic life of 20 years. Purchased goodwill, stated at cost, was as follows:

                                                         February 28, 1998
                                                              Audited
                                                           GBP            USD
Purchased goodwill                                       35,000          57,631
Less: accumulated amortization                           (3,500)         (5,763)
                                                        -------         -------
                                                         31,500          51,868
                                                        =======         =======

Amortization expense for the year ended February 28, 1998 was (Pounds)1,750 (USD 2,866)

4.   Accrued and Other Liabilities

Accrued and other liabilities consist of the following:

                                                         February 28, 1998
                                                              Audited
                                                           GBP            USD
Income tax authorities                                    13,415         22,089
Accrued expenses                                          65,501        107,854
Social security taxes and VAT                            133,288        219,472
Hire purchase and finance lease obligations               33,395         54,988
                                                         -------        -------
                                                         245,599        404,403
                                                         =======        =======

                        MIDAS COMPUTER SOFTWARE LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED FEBRUARY 28, 1998

5.    Debt financing loan

                                                       February 28, 1998
                                                            Audited
                                                      GBP            USD
Debt financing loan                                  558,783        920,092
                                                     =======        =======

The debt financing loan is provided by Alex Lawrie Factors Limited, a subsidiary of Lloyds Bank plc. The loan is secured on the accounts receivable of the company and is repayable on demand. The factoring charge levied on the balance advanced to the company amounts to 1% over UK bank base rate for the period from March 1997 to September 1997 and 2.25% over UK bank base rate thereafter.

6.    Other liabilities after one year

Other liabilities consist of the following:

                                                          February 28, 1998
                                                               Audited
                                                        GBP           USD
Deferred tax provision                                 6,100         10,044
Hire purchase and finance lease obligations          110,970        182,723
                                                     -------        -------
                                                     117,070        192,767
                                                     =======        =======

7.    Income Taxes

MIDAS Computer Software Limited is subject to taxes in the United Kingdom. The income tax expense for the year ended February 28, 1998 consists of a current charge of (Pounds)23,529 (USD 38,536) computed at the United Kingdom Statutory Rate applicable for small companies, which was 21% for the year ending February 28, 1998, and deferred taxes of (Pounds)5,816 (USD 9,525) calculated at the same rate.

8.    Credit Facility

The company has a revolving line of credit facility with a bank which provides the company with (Pounds)100,000 of revolving credit. The credit facility matures on March 31, 1998.

                        MIDAS COMPUTER SOFTWARE LIMITED
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1998


9.    Commitments and Contingencies

The company leases its facilities under noncancelable operating lease agreements. Total future minimum lease commitments as of February 28, 1998 are as follows:

                                                  February 28, 1998
                                                       Audited
                                                     GBP           USD
1999                                               91,448        150,578
2000                                               91,448        150,578
2001                                               48,428         79,742
2002                                               27,368         45,064
                                                  -------        -------
                                                  258,692        425,962
                                                  =======        =======

Rent expense for the year ended February 28, 1998 was approximately (Pounds)27,000 (USD 44,221).

10.   Pensions

During the year both directors participated in money purchased pension schemes. The amounts contributed by the company during the year amounted to (Pounds)12,900 (USD 21,128)

11.   Subsequent Event

On November 25, 1998 the shareholders and directors of MIDAS Computer Software Limited entered into a purchase agreement with Tier Technologies Inc. The accompanying financial statements do not reflect any adjustments arising from this agreement.

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


     The unaudited pro forma condensed consolidated balance sheet set forth below gives effect to the acquisition of all of the issued and outstanding capital stock of Midas Computer Software Limited ("Midas") as if the acquisition occurred on September 30, 1998. The unaudited pro forma condensed consolidated statement of income data for the twelve months ended September 30, 1998 set forth below gives effect to the acquisition of certain assets and liabilities of Sancha Computer Group Pty Limited ("Sancha"), Infact Pty Limited ("Infact") and Midas, as if they occurred on October 1, 1997. The unaudited pro forma condensed consolidated financial information set forth below reflects certain adjustments, including adjustments to reflect the amortization of intangible assets. The unaudited pro forma condensed consolidated financial information set forth below does not purport to represent what the consolidated results of operations or financial condition of the Company would actually have been if the Sancha, Infact and Midas acquisitions and related transactions had in fact occurred on such date or to project the future consolidated results of operations or financial condition of the Company.

                         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1998
                                                          (in thousands)

                                                                                             Midas
                                                                                           Pro Forma
                                                       Company        Midas                Business      Pro Forma
                                                        as of         as of               Combination      as of
                                                    September 30,  September 30,          Adjustments   September 30,
                                                        1998         1998(1)     Combined  (4)(7)(9)       1998
                                                    -------------  ------------  -------- -----------   -------------
                               ASSETS
Current Assets:
   Cash and cash equivalents......................     $ 22,466     $    --    $ 22,466     $(2,462)   $ 20,004
   Restricted cash................................          712          --         712          --         712
   Investments....................................       16,834          --      16,834          --      16,834
   Accounts receivable, net.......................       18,335       1,275      19,610          --      19,610
   Prepaid expenses and other current assets......        1,399          56       1,455          --       1,455
                                                       --------------------------------------------------------
      Total current assets........................       59,746       1,331      61,077      (2,462)     58,615
Equipment and improvements, net...................        2,371         525       2,896          --       2,896
Notes receivable and accrued interest
 from related parties.............................        1,871          --       1,871          --       1,871
Acquired intangible assets, net...................        9,794          53       9,847       3,576      13,423
Other assets......................................          721          --         721          --         721
                                                       --------------------------------------------------------
Total assets......................................     $ 74,503     $ 1,909    $ 76,412     $ 1,114    $ 77,526
                                                       ========     =======    ========     =======    ========


                LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Borrowings.....................................     $     --     $   680    $    680     $    --    $    680
   Accounts payable...............................        3,263         269       3,532          --       3,532
   Accrued liabilities............................        3,437         107       3,544          --       3,544
   Accrued compensation and related liabilities...        2,310          72       2,382          --       2,382
   Deferred income................................          500          --         500          --         500
   Capital lease obligations due within one year..           67         351         418          --         418
   Current income taxes payable...................          450          33         483          --         483
   Other current liabilities......................           24          --          24         153         177
                                                       --------------------------------------------------------
      Total current liabilities...................       10,051       1,512      11,563         153      11,716
Capital lease obligations, less current portion...          163          --         163          --         163
Other liabilities.................................          117          --         117          --         117
                                                       --------------------------------------------------------
Total liabilities.................................       10,331       1,512      11,843         153      11,996
Shareholders' Equity:
   Common stock...................................       62,656          59      62,715       1,299      64,014
   Deferred compensation..........................         (591)         --        (591)         --        (591)
   Notes receivable from shareholders.............       (2,159)         --      (2,159)         --      (2,159)
   Foreign currency translation adjustment........       (1,210)          3      (1,207)         (3)     (1,210)
   Retained earnings..............................        5,476         335       5,811        (335)      5,476
                                                       --------------------------------------------------------
Total shareholders' equity........................       64,172         397      64,569         961      65,530
                                                       --------------------------------------------------------
Total liabilities and shareholders' equity........     $ 74,503     $ 1,909    $ 76,412     $ 1,114    $ 77,526
                                                       ========     =======    ========     =======    ========

                            See accompanying notes

                                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                          FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                                                          (in thousands)


                                                                  Company          Sancha          Infact            Midas
                                                              for the Twelve    for the Five    for the Ten      for the Twelve
                                                               Months Ended     Months Ended    Months Ended      Months Ended
                                                               September 30,    February 28,       July 31,       September 30,
                                                                   1998           1998 (1)         1998 (1)         1998 (1)
                                                              -------------     -------------   ------------    --------------
Revenues...................................................       $ 57,724        $  3,061        $  4,840        $  7,056
Cost of revenues...........................................         37,273           2,042           3,535           4,133
                                                              -------------     -------------   ------------    --------------
Gross profit...............................................         20,451           1,019           1,305           2,923

Costs and expenses:
      Selling and marketing................................          3,009              --              --             663
      General and administrative...........................          9,743             257             471           1,654
      Compensation charge related to
           business combinations...........................            736              --              --              --
      Depreciation and amortization........................          1,169               5              27             104
                                                              -------------     -------------   ------------    --------------
Income from operations.....................................          5,794             757             807             502

Interest income (expense), net.............................            980               5              26             (29)
                                                              -------------     -------------   ------------    --------------
Income before income taxes.................................          6,774             762             833             473
Provision for income taxes.................................          2,642              75             495              48
                                                              -------------     -------------   ------------    --------------
Net income.................................................       $  4,132        $    687        $    338        $    425
                                                              =============     =============   ============    ==============
Pro forma basic net income per share (8)...................       $   0.45
                                                              =============
Shares used in computing pro forma
      basic net income per share (8).......................          9,231
                                                              =============
Pro forma diluted net income per share (8).................       $   0.39
                                                              =============
Shares used in computing pro forma
      diluted net income per share (8).....................         10,624
                                                              =============

                                                                    Sancha            Infact           Midas
                                                                  Pro Forma         Pro Forma        Pro Forma       Pro Forma
                                                                   Business          Business         Business     for the Twelve
                                                                  Combination      Combination      Combination     Months Ended
                                                                  Adjustments      Adjustments      Adjustments     September 30,
                                                  Combined         (2) (5)         (3) (5) (6)      (4) (5) (7)         1998
                                               --------------    ------------      -----------     ------------     ---------------
Revenues.....................................       $ 72,681        $     --         $ (1,080)              --         $ 71,601
Cost of revenues.............................         46,983              --             (826)              --           46,157
                                               --------------    ------------      -----------     ------------     ---------------
Gross profit.................................         25,698              --             (254)              --           25,444

Costs and expenses:
      Selling and marketing..................          3,672              --               --               --            3,672
      General and administrative.............         12,125              --              (70)              --           12,055
      Compensation charge related to
           business combinations.............            736              --               --               --              736
      Depreciation and amortization..........          1,305             152              196              447            2,100
                                               --------------    ------------      -----------     ------------     ---------------
Income from operations.......................          7,860            (152)            (380)            (447)           6,881

Interest income (expense), net...............            982              --              (28)              --              954
                                               --------------    ------------      -----------     ------------     ---------------
Income before income taxes...................          8,842            (152)            (408)            (447)           7,835
Provision for income taxes...................          3,260             172             (338)             (38)           3,056
                                               --------------    ------------      -----------     ------------     ---------------
Net income...................................       $  5,582        $   (324)        $    (70)        $   (409)        $  4,779
                                               ==============    ============      ===========     ============     ===============
Pro forma basic net income per share (8).....                                                                          $   0.51
                                                                                                                    ===============
Shares used in computing pro forma
      basic net income per share (8).........                                                                             9,306
                                                                                                                    ===============
Pro forma diluted net income per share (8)...                                                                          $   0.44
                                                                                                                    ===============
Shares used in computing pro forma
      diluted net income per share (8).......                                                                            10,792
                                                                                                                    ===============

                            See accompanying notes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Pro forma adjustments for the consolidated balance sheet as of September 30, 1998 and the consolidated statement of income for the twelve months ended
September 30, 1998 are as follows:

    (1) The Sancha, Infact and Midas condensed statement of income and the Midas condensed balance sheet are presented after translation using the local currency as the functional currency.

    (2) Reflects the amortization of intangible assets acquired in the Sancha acquisition recorded at $5.2 million amortized over eight to fifteen year periods.

    (3) Reflects the $3.1 million of acquired intangibles in the Infact acquisition and the associated amortization expense based on lives ranging from eight to fifteen years.

    (4) Reflects the amortization of intangible assets acquired in the Midas acquisition recorded at approximately $3.6 million amortized over eight years. Amounts exclude contingent payments of up to 7.9 million Pounds Sterling which may be paid in cash and shares of the Company's Class B common stock based on the achievement of certain performance targets over the next three years. It is anticipated that these payments may result in additional goodwill. The pro forma financial statements do not include the amortization which may result from payment of the contingent amounts.

    (5) Reflects the tax provision at the effective tax rate of 39% for the twelve months ended September 30, 1998.

    (6) Adjustments were made to give effect to increased salaries as a result of the acquisition, reversal of the depreciation on the building not acquired, the addition of building lease payments to reflect the new lease, reversal of interest income earned on cash balances not acquired and to exclude the revenues and related costs associated with the products division which was not acquired.

    (7) The pro forma balance sheet reflects the acquisition of the capital stock of Midas as if the acquisition occurred as of September 30, 1998 for pro forma balance sheet purposes and as of October 1, 1997 for pro forma statement of income purposes. The allocation of the purchase price for pro forma purposes is as follows (in thousands):

             Cash paid                                               $ 2,462
             Stock issued                                              1,358
             Estimated acquisition costs                                 153
                                                                 ---------------
                                                                     $ 3,973
                                                                 ===============


             Tangible assets                                         $ 1,856
             Intangible assets                                         3,629
             Liabilities assumed                                      (1,512)
                                                                 ---------------
                                                                     $ 3,973
                                                                 ===============

    (8) Basic net income per share is computed using the weighted average number of shares of common stock outstanding. Diluted net income per share is computed using the weighted average number of shares of common stock outstanding plus all common stock equivalents.
             Basic net income per share amounts have been adjusted to reflect the issuance of 51,213 and 51,076 shares of common stock issued as part of the Sancha and Midas acquisitions, respectively. Diluted net income per share reflects the issuance of 51,213, 49,944 and 51,076 shares of common stock issued as part of the Sancha, Infact and Midas acquisitions, respectively. Given the contingent nature of Infact's restricted stock, these shares have been included as a common stock equivalent for purposes of diluted net income per share only. For diluted net income per share purposes, an additional 51,076 shares issued as part of the Midas acquisition have been included as a common stock equivalent due to the guaranteed share value pursuant to the Midas business purchase agreement. The 51,213, 49,944 and 51,076 shares of common stock have been included in the weighted average shares as if the shares had been outstanding for all periods shown.

     (9) Reflects the accounting adjustment to reflect acquired intangibles of approximately $3.6 million, accrual of estimated acquisition costs, stock issued and the reversal of Midas' shareholders' equity.

                                 EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

23.1           Consent of Grant Thornton, independent accountants.